Exhibit 99.2

First Quarter Fiscal Year 2021 Earnings Presentation September 9, 2020

Certain statements in this presentation may constitute "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “project,” “plan,” or words or phrases with similar meaning. Forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of our control, that may cause our business, strategy or actual results to differ materially from the forward-looking statements. Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, reliance on sales to the U.S. government; availability of U.S. government funding for defense procurement and R&D programs; changes in the timing and/or amount of government spending; our ability to perform under existing contracts and obtain new contracts; risks related to our international business, including compliance with export control laws; potential need for changes in our long-term strategy in response to future developments; the extensive regulatory requirements governing our contracts with the U.S. Government and international customers; the consequences to our financial position, business and reputation that could result from failing to comply with such regulatory requirements; unexpected technical and marketing difficulties inherent in major research and product development efforts; the impact of potential security and cyber threats; changes in the supply and/or demand and/or prices for our products and services; the activities of competitors and increased competition; failure of the markets in which we operate to grow; uncertainty in the customer adoption rate of commercial use unmanned aircraft systems; failure to remain a market innovator and create new market opportunities; changes in significant operating expenses, including components and raw materials; failure to develop new products; the extensive regulatory requirements governing our contracts with the U.S. government; risk of litigation, including but not limited to pending litigation arising from the sale of our EES business; the impact of our recent acquisition of Pulse Aerospace, LLC and our ability to successfully integrate it into our operations; product liability, infringement and other claims; changes in the regulatory environment; the impact of the outbreak related to the strain of coronavirus known as COVID-19 on our business operations; and general economic and business conditions in the United States and elsewhere in the world. For a further list and description of such risks and uncertainties, see the reports we file with the Securities and Exchange Commission. We do not intend, and undertake no obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise. For a further list and description of such risks and uncertainties, see the reports we file with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available at www.sec.gov or on our website at www.investor.avinc.com/financial-information. We do not intend, and undertake no obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise. Safe Harbor Statement

Despite unprecedented COVID-19 pandemic and resulting global economic challenges, on track to achieve our fiscal year 2021 objectives Continue to make progress on key growth initiatives within our tactical UAS, tactical missile systems and HAPS product lines Successfully executing our long-term growth strategy while delivering significant value to our shareholders First Quarter Fiscal Year 2021 Key Messages Executing our plan for fourth consecutive year of profitable topline growth

Summary of First Quarter Fiscal Year 2021 Results Metric First Quarter Fiscal Year 2021 Year-Over-Year Change Notes Revenue $87.5 million 0.6% Consistent with plan Gross profit $35.4 million (14%) Shift in revenue mix resulted in lower gross profit margin EPS (diluted) $0.42 ($0.29) Affected by lower gross margin Non-GAAP EPS (diluted) $0.44 ($0.30) Affected by lower gross margin Funded Backlog $154.4 million (7%) Some delays in customer contracting due to COVID

A Shift in Product vs. Service Revenue Contributed to Lower Gross Margin, and Lower First Quarter Earnings Year-Over-Year * Excludes Q1 Fiscal Year 2020 acquisition-related expenses of $0.01 and amortization of intangible assets of $0.02, and Q1 Fiscal Year 2021 amortization of intangible assets of $0.02 0.74 * 0.44 * $- $0.10 $0.20 $0.30 $0.40 $0.50 $0.60 $0.70 $0.80 Q1 Fiscal Year 2020 Q1 Fiscal Year 2021 Non - GAAP Diluted EPS 76% 69% 59% 72% 67% 24% 31% 41% 28% 33% 0% 5% 10% 15% 20% 25% 30% 35% 40% 45% 50% 0% 25% 50% 75% 100% Q1 FY20 Q2 FY20 Q3 FY20 Q4 FY20 Q1 FY21 Gross Margin Percentage of Quarterly Revenue Product Revenue Service Revenue Gross Margin

Higher Year-Over-Year First Quarter TMS, HAPS and Other Revenue Partially Offset by Lower Small UAS Revenue

Growing Visibility Supports Full Fiscal Year Revenue Expectations First quarter visibility in-line with past two fiscal years Revenue Guidance Range as of 9/9/20: $390 million to $410 million 60% visibility 71% visibility $87.5 $200.3 $146.6 $9.1 $20.3 $31.1 $29.6 $- $100 $200 $300 $400 Q4 FY20 (6/23/20) Q1 FY21 Q2 FY21 Q3 FY21 Revenue (millions) Revenue Anticipated This FY from Unfunded Backlog Revenue Anticipated This FY from Qtr-To- Date Bookings Revenue Anticipated This FY from Funded Backlog Revenue Year-To-Date

Total HAPS Contract Value $166.1 million Initial Contract Value (Jan 2018) $65.0 million Total HAPS Revenue Recognized $154.8 million HAPS Revenue in First Quarter Fiscal Year 2021 $16.4 million # of Contract Modifications 11 # Successful Test Flights 4 Current AeroVironment Equity Ownership of HAPSMobile Inc. 7.1% HAPS Program Funding

Fiscal Year 2020 Results and Fiscal Year 2021 Expectations Fiscal Year 2020 Actuals Current Fiscal Year 2021 Expectations (9/9/20) Revenue $367 million $390 million to $410 million Operating Income Margin 13% 12% – 12.5% Earnings Per Share (diluted) $1.72 $1.65 to $1.85 Non-GAAP Earnings Per Share (diluted) $1.841 $1.74 to $1.942 First half revenue as percentage of full year revenue 46% Approximately 40% Internal Research & Development Investment 13% of revenue 11-12% of revenue Tax Rate 11.1% Approximately 12% Capital Expenditures 3% 4% to 5% On-track to achieve Fiscal Year 2021 objectives & deliver fourth consecutive year of profitable topline growth 1 Excludes acquisition-related expenses and amortization of intangible assets of $0.12 2 Excludes amortization of intangible assets of $0.09

For more information: Steven Gitlin Vice President Investor Relations ir@avinc.com +1 (805) 520-8350

Appendix – Reconciliation of Non-GAAP Diluted Earnings Per Share (Unaudited) Three Months Ended Three Months Ended August 1, 2020 July 27, 2019 Earnings per diluted share from continuing operations $ 0.42 $ 0.71 Acquisition related expenses - 0.01 Amortization of acquired intangible assets 0.02 0.02 Earnings per diluted share from continuing operations as adjusted (Non-GAAP) $ 0.44 0.74

Appendix – Reconciliation of Fiscal Year 2021 Non-GAAP Diluted Earnings Per Share Expectations (Unaudited) Fiscal year ending April 30, 2021 Forecasted earnings per diluted share $ 1.65 - 1.85 Amortization of acquired intangible assets 0.09 Forecasted earnings per diluted share as adjusted (Non-GAAP) $ 1.74 - 1.94